EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47516) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and options granted to the principles of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., and in the Registration Statement (Form S-8 No. 33-75078) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and 1992 Director's Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., and in the Registration Statement (Form S-8 No. 33-00280) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., of our report dated January 14, 1997, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                               /s/ ERNST & YOUNG LLP
                                               ---------------------
                                               ERNST & YOUNG LLP

Wichita, Kansas
March 26, 1997